CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts," and to the use of our report dated February 3, 2000 with respect to the consolidated financial statements of Business Men's Assurance Company of America as of December 31, 1999 and for each of the two years in the period then ended and our report dated February 3, 2000 with respect to the financial statements of BMA Variable Life Account A for the year ended December 31, 1999 and the period from
December  1,  1998   (inception)   to  December  31,  1998,   included  in  the
Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-52689) and the related Prospectus.

                                         /s/ERNST & YOUNG LLP

Kansas City, Missouri
April 19, 2001



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-6 of our report dated February 26, 2001, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 26, 2001, relating to the financial statements of BMA Variable Life Account A, which appear in such Registration Statement and the related Prospectus. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the related Prospectus.

                                                 /s/PricewaterhouseCoopers LLP


Kansas City, Missouri
April 19, 2001